Exhibit 10.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CVR ENERGY, INC.

     CVR Energy, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

     (a)  The name of the Corporation is CVR Energy, Inc. The Corporation filed its original Certification of Incorporation with the Secretary of State of the State of Delaware pursuant to Section 102 of the Delaware General Corporation Law, as amended, (the “DGCL”) on September 25, 2006.

     (b)  This Amended and Restated Certification of Incorporation, which amends and restates the original Certificate of Incorporation in its entirety, was duly adopted in accordance with Sections 242 and 245 of the DGCL.

     (c)  The Amended and Restated Certificate of Incorporation of the Corporation shall read in its entirety:

ARTICLE I

     Section 1.1. Name. The name of the Corporation is CVR Energy, Inc.

ARTICLE II

     Section 2.1 Registered Office and Registered Agent. The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

     Section 3.1 Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

     Section 4.1 Capitalization. The total number of shares of all classes of stock that the Corporation is authorized to issue is 400,000,000 shares, consisting of (i) 350,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) and (ii) 50,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

     Section 4.2 Preferred Stock. The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

     The powers, preferences and rights of any series of Preferred Stock may include, without limitation, (i) the distinctive serial designation of such series which shall distinguish it from other series, (ii) the number of shares included in such series, (iii) whether dividends will be payable to the holders of the shares of such series and, if so, the basis on which such holders shall be entitled to receive dividends, the form of such dividend, any conditions on which such dividends shall be payable and the date or dates, if any, on which such dividends shall be payable, (iv) whether dividends on the shares of such series shall be cumulative and, if so, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative, (v) the amount or amounts, if any, which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of the shares of such series; (vi) the price or prices (in cash, securities or other property or a combination thereof) at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, (vii) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise, (viii) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event of events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or any other series or property of the Corporation or any other entity, and the price or prices (in cash, securities or other property or a combination thereof) or rate or rates of conversion or exchange and any adjustments applicable thereto, (ix) whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights, and (x) any other relative rights, powers, preferences and limitations of this series. For all purposes, this Certificate of Incorporation shall include each certificate of designations (if any) setting forth the terms of a series of Preferred Stock.

     Section 4.3 Common Stock. (a) Dividends. Subject to the preferential rights, if any, of the holders of Preferred Stock, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

     (b) Voting Rights. At every annual or special meeting of stockholders of the Corporation, every share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, for each share of Common Stock held of record on the books of the Corporation.

     (c)  Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a “Liquidation”), after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to holders of Common Stock ratably in proportion to the number of shares held by each such stockholder.

     Section 4.4 Stock Split. Effective upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, a 628,667.20-for-1 stock split of the Corporation’s Common Stock shall become effective, pursuant to which each share of Common Stock outstanding or held in treasury immediately prior to such time shall automatically and without any action on the part of the holders thereof be reclassified and split into and thereafter represent 628,667.20 shares of Common Stock (the “Stock Split”). No fractional shares of Common Stock shall be issued upon the Stock Split. In lieu of any fractional shares of Common Stock to which the stockholder would otherwise be entitled upon the Stock Split, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Common Stock as determined by the Board of Directors. All certificates representing shares of Common Stock outstanding immediately prior to the filing of this Amended and Restated Certificate of Incorporation shall immediately after the filing of this Amended and Restated Certificate of Incorporation represent instead the number of shares of Common Stock as provided above. Notwithstanding the foregoing, any holder of Common Stock may (but shall not be required to) surrender his, her or its stock certificate or certificates to the Corporation, and upon such surrender the Corporation will issue a certificate for the correct number of shares of Common Stock to which the holder is entitled under the provisions of this Amended and Restated Certificate of Incorporation.

ARTICLE V

     Section 5.1 Board of Directors. (a) Composition. The stockholders shall elect a board of directors (the “Board of Directors”) to oversee the Corporation’s business. The number of directors shall be fixed only by resolution adopted from time to time by the affirmative vote of a majority of the entire Board of Directors then in office.

     (b)  Powers. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the by-laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the statutes of the State of Delaware, this Certificate of Incorporation and the by-laws of the Corporation.

     (c)  Removal. Any director or the entire Board of Directors may be removed with or without cause by the affirmative vote of the majority of all shares then entitled to vote at an election of directors.

     (d)  Vacancies. Any newly created directorship on the Board of Directors that results from an increase in the authorized number of directors and any vacancy resulting from the death, disability, resignation, disqualification, or removal of any director or from any other cause shall be filled only by the affirmative vote of a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the authorized number of directors shall have the same remaining term as that of his or her predecessor.

     (e)  Voting Rights of Preferred Stock. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto.

ARTICLE VI

     Section 6.1 Indemnification of Directors, Officers, Employees or Agents. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, including any appeal, by reason of the fact that such person (or a person of whom such person is the legal representative) is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, employee, other fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans or public service or charitable organizations, whether the basis of such claim or proceeding is alleged actions or omissions in any such capacity or in any other capacity while serving as a director, officer, trustee, partner, member, employee, other fiduciary or agent thereof, may be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, against all expense and liability (including without limitation, attorneys’ fees and disbursements, court costs, damages, fines, amounts paid or to be paid in settlement, and excise taxes or penalties) reasonably incurred or suffered by such person in connection therewith and such indemnification may continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and may inure to the benefit of such person’s heirs, executors and administrators. The Corporation, by provisions in its By-Laws or by agreement, may accord to any current or former director, officer, employee or agent of the Corporation the right to, or regulate the manner of providing to any current or former director, officer, employee or agent of the Corporation, indemnification to the fullest extent permitted by the DGCL.

     Section 6.2 Advance of Expenses. The Corporation to the fullest extent permitted by the DGCL may advance to any person who is or was a director, officer, employee or agent of the Corporation (or to the legal representative thereof) any and all expenses (including, without limitation, attorneys fees and disbursements and court costs) reasonably incurred by such person in respect of any proceeding to which such person (or a person of whom such person is a legal representative) is made a party or threatened to be made a party by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, employee, other fiduciary or agent of another corporation or a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefits plans or public service or charitable organizations; provided, however, that, to the extent the DGCL requires, the payment of such expenses in advance of the final disposition of the proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified against such expense under this Article VI or otherwise. The Corporation by provisions in its By-Laws or by agreement may accord any such person the right to, or regulate the manner of providing to any such person, such advancement of expenses to the fullest extent permitted by the DGCL.

     Section 6.3 Non-Exclusivity of Rights. Any right to indemnification and advancement of expenses conferred as permitted by this Article VI shall not be deemed exclusive of any other right which any person may have or hereafter acquire under any statute (including the DGCL), any other provision of this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation, any agreement, any vote of stockholders or the Board of Directors or otherwise.

ARTICLE VII

     Section 7.1. Insurance. The Corporation may purchase and maintain insurance to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of, or to represent the interests of, the Corporation or another corporation or a partnership, joint venture, limited liability company or trust or other enterprise, against any liability asserted against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

ARTICLE VIII

     Section 8.1 Limited Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     If the DGCL is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article VIII by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE IX

     Section 9.1 Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be effected only upon the vote of the stockholders at an annual or special meeting duly called and may not be effected by written consent of the stockholders, provided that such actions may be effected by written consent of the stockholders if Goldman, Sachs & Co., Kelso & Company and their respective affiliates (collectively, the “Sponsors”) collectively beneficially own more than 35.0% of the outstanding shares of Common Stock.

ARTICLE X

     Section 10.1 Business Opportunities. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any of the Sponsors or any of their respective officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than the Corporation and its subsidiaries), even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and such person shall have no duty to communicate or offer such corporate opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries unless, in the case of any such person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation. Any person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X. Neither the alteration, amendment or repeal of this Article X nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article X shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

ARTICLE XI

     Section 11.1 Section 203 of the DGCL. Section 203 of the DGCL shall not apply to the Corporation.

ARTICLE XII

     Section 12.1 By-Laws. The Board of Directors is expressly authorized to adopt, amend, or repeal the By-Laws of the Corporation without the assent or vote of the stockholders, in any manner not inconsistent with the laws of the State of Delaware or this Amended and Restated Certificate of Incorporation of the Corporation.

ARTICLE XIII

     Section 13.1 Reservation of Right to Amend Certificate of Incorporation. The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XIV

     Section 14.1 Severability. If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law).

* * *

     IN WITNESS WHEREOF, I have hereunto set my hand this 16th day of October, 2007, and I affirm that the foregoing certificate is my act and deed and that the facts stated therein are true.

CVR Energy, Inc.
By: /s/ Edmund S. Gross
     Name: Edmund S. Gross
     Title: Senior Vice President, General Counsel
               and Secretary